                                                                    EXHIBIT 10.2


                            Use and License Agreement
                            -------------------------

     This Use and License Agreement (this "Agreement") is dated and entered into on this the 19th day of March, 2004 (the "First Closing Date"), by and among HALSEY DRUG CO., INC., a New York corporation with offices at 616 N. North Court, Suite 120, Palatine, Illinois 60067 ("Halsey"), AXIOM PHARMACEUTICAL CORPORATION, a Delaware corporation and wholly-owned direct subsidiary of Halsey with offices at 616 N. North Court, Suite 120, Palatine, Illinois 60067 ("Axiom" and, together with Halsey, collectively and individually, the "Seller"), and IVAX PHARMACEUTICALS NEW YORK LLC, a New York limited liability company with offices at 77 Brenner Drive, Congers, New York 10920 (the "Purchaser") (the Seller and the Purchaser, collectively, the "Parties", and each individually, a "Party").

                             PRELIMINARY STATEMENTS
                             ----------------------

     A. In connection with the assignment to the Purchaser of (i) all the Seller's rights, title and interests in and to the Brenner Contract of Sale (as defined in the Asset Purchase Agreement) relating to the Brenner Facility (as hereinafter defined) and (ii) Seller's tenant interest in the Wells Avenue Lease (as defined in the Asset Purchase Agreement) relating to the Wells Facility (as hereinafter defined, collectively together with the Brenner Facility, the "Facilities", and each individually, a "Facility"), each pursuant to the transactions, documents and deliveries contemplated by the Asset Purchase Agreement entered into by the Parties on this date (the "Asset Purchase Agreement"), the Seller also desires to sell, and the Purchaser desires to purchase, subject to the terms and conditions set forth therein, the Seller's rights in the Products as well as the Halsey Equipment, Intellectual Property, Product Registrations, Transferred Documentation and Manufacturing Information (each, as defined in the Asset Purchase Agreement).

     B. The Parties have agreed that, pending Shareholder Approval of the Transactions Requiring Shareholder Approval (as such terms are defined in the Asset Purchase Agreement), the Seller shall grant to the Purchaser the exclusive right and license to exploit the Second Closing Acquired Assets (as defined in the Asset Purchase Agreement) for its own commercial purposes, as more particularly set forth in this Agreement.

     C. The Purchaser and the Seller have entered into this Agreement to induce the Purchaser to enter into the Asset Purchase Agreement which it would not do but for the agreement of the Seller to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing preliminary statements and the mutual agreements and covenants set forth herein, the Parties hereby agree as follows:



1.       DEFINITIONS; INTERPRETATION

     1.1 Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Asset Purchase Agreement. As used in this

Agreement, the following terms shall have the respective meanings set forth in this Section 1.1, unless otherwise specifically indicated.

          (a) "Affiliates" shall mean, with respect to any Person, any Persons directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes hereof, the term "controlled" (including the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the direct or indirect ability or power to direct or cause the direction of management policies of such Person or otherwise direct the affairs of such Person, whether through ownership of voting securities or otherwise.

          (b) "ANDA" shall mean an abbreviated new drug application requesting permission to place a drug on the market in accordance with 21 C.F.R. Part 314 Subpart C, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning the applicable drug which are necessary for FDA approval to market the drug in the United States.

          (c) "Bankruptcy Code" shall have the meaning assigned to such term in
Section 4.1.

          (d) "Brenner Facility" shall mean the land, facilities and equipment leased by the Seller at 77 Brenner Drive, Congers, New York, being formerly known as Lot 22.02, Block A, Section 128 and being currently known as Lot 12, Block 2, Section 44.7 on the tax map of the Town of Clarkstown, Rockland County, New York.

          (e) "Confidential Asset Information" shall have the meaning assigned to such term in the Asset Purchase Agreement.

          (f) "DEA" shall mean the United States Drug Enforcement Administration and any successor agency or entity that may be established hereafter.

          (g) "FDA" shall mean the United States Food and Drug Administration and any successor agency or entity that may be established hereafter.

          (h) "First Closing Date" shall have the meaning assigned to such term in the Asset Purchase Agreement.

          (i) "First Refusal Period" shall have the meaning set forth in Section 3.3.

          (j) "Licensee" shall have the meaning set forth in Section 4.2.

          (k) "Licensor" shall have the meaning set forth in Section 4.2.

          (l) "Non-Packaging Assets" shall mean any and all Second Closing Acquired Assets other than the Packaging Equipment.

          (m) "Notice" shall have the meaning set forth in Section 3.3.

          (n) "Packaging Equipment" shall mean any and all Halsey Equipment with application in the packaging of pharmaceutical products.

          (o) "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority or any other entity or organization.

          (p) "Refundable Amount" shall have the meaning assigned to such term in the Asset Purchase Agreement.

          (q) "Related Agreement" shall have the meaning assigned to such term in the Asset Purchase Agreement.

          (r) "Retained Information" shall have the meaning assigned to such term in the Asset Purchase Agreement.

          (s) "Second Closing Date" shall have the meaning assigned to such term in the Asset Purchase Agreement.

          (t) "Term" shall have the meaning assigned to such term in Section
 3.1.

          (u) "Third Party" shall mean any person or entity who or which is neither a Party nor an Affiliate of a Party.

          (v) "Wells Facility" shall mean the land and facilities leased by the Seller at 125 Wells Avenue, Congers, New York, being formerly known as Lot 26, Block A, Section 128 and being currently known as Lot 3, Block 3, Section 44.11 on the tax maps of the Town of Clarkstown, New York.


2.       DELIVERY; USE AND OWNERSHIP; GRANT; RESERVATION OF RIGHTS

     2.1 Delivery; Use and Ownership. On or before the First Closing Date, the Seller shall deliver to the Purchaser possession of all of the Second Closing Acquired Assets and all information, records and materials contained therein (e.g. full access to use, copies of documents etc.). All such information, records and materials provided by the Seller shall be filed in files at the Facilities or packaged, organized and listed in a commercially reasonable manner, at the Seller's cost. While the Purchaser shall be permitted to exploit and use the Second Closing Acquired Assets in accordance with this Agreement, during the Term the Seller shall retain title and ownership to the Second Closing Acquired Assets. During the Term prior to the effectiveness of the termination of this Agreement with respect to the Non-Packaging Assets, the Purchaser shall have the undisturbed quiet use and enjoyment of all of the Non-Packaging Assets and the Seller shall not interfere in any way with the Purchaser's quiet use and enjoyment of any of the Non-Packaging Assets. During the Term, the Purchaser shall have the undisturbed quiet use and enjoyment of all of the Packaging Equipment and the Seller shall not interfere in any way with the Purchaser's quiet use and enjoyment of any of the Packaging Equipment.

     2.2 Grant of License.

          (a) During the Term until the effectiveness of the termination of this Agreement with respect to the Non-Packaging Assets, the Seller hereby grants to the Purchaser and its Affiliates an exclusive, worldwide, royalty-free right and license, together with the right to grant sublicenses, to (i) all of the Seller's rights, as of the First Closing Date, to make, have made, use, offer for sale, sell, import, develop and commercialize the Products, (ii) use and operate for any purpose the Halsey Equipment which is not included in the Packaging Equipment, (iii) utilize for any purpose the Manufacturing Information relating to the Halsey Equipment which is not included in the Packaging Equipment, (iv) utilize for any purpose the Intellectual Property relating to the Halsey Equipment which is not included in the Packaging Equipment, (v) utilize for any purpose the Product Registrations and the Transferred Documentation, and (vi) to utilize the Retained Information in connection with any of the foregoing.

          (b) In addition, during the Term, Seller hereby grants to the Purchaser and its Affiliates an exclusive, worldwide, royalty-free right and license, together with the right to grant sublicenses, to (i) use and operate for any purpose the Packaging Equipment, (ii) utilize for any purpose the Manufacturing Information relating to the Packaging Equipment, (iii) utilize for any purpose the Intellectual Property relating to the Packaging Equipment, and
(iv) to utilize the Retained Information in connection with any of the foregoing.


3.       TERM; TERMINATION

     3.1 Term; Termination. The term of this Agreement (the "Term") shall commence on the First Closing Date and shall continue until the earlier of: (a) the Second Closing Date, or (b) June 30, 2007, or (c) with respect to the Non-Packaging Assets only, following termination of the Asset Purchase Agreement and payment in full to the Purchaser by the Seller of the Refundable Amount as well as any other amounts which are then due and payable by the Seller to the Purchaser under the Asset Purchase Agreement or any Related Agreement in accordance with Section 9.2 of the Asset Purchase Agreement, six (6) months written notice to the Purchaser of the Seller's intention to remove the Non-Packaging Assets from the Facilities (which notice may only be given after payment of such amounts). Following such notice, during such six (6) month period and thereafter until the obligations of the Seller described in Section
3.2 are fully performed, the Seller shall use its best efforts to cooperate with the Purchaser in the unwinding of the relationship established herein with respect to the Non-Packaging Assets in an orderly manner. The provisions of this
Section 3 shall survive any termination of this Agreement.

     3.2 Effect of Notice under Section 3.1(c). If and when the Seller gives notice in accordance with and as permitted under Section 3.1(c), then:

          (a) Except as otherwise agreed by the Parties, promptly, but in no event less than 3 business days, following the end of the six (6) month period described in Section 3.1(c), the Non-Packaging Assets shall be removed from the Facilities by the Seller, at the Seller's cost, in a manner so as to be minimally disruptive to the operations of the Purchaser and to the

Purchaser's use and enjoyment of the Facilities, the improvements thereon or the other equipment located at the Facilities.

          (b) The Seller shall, at its expense, promptly restore the Facilities to good condition and reimburse or pay the Purchaser for any and all reasonable costs and expenses incurred or to be incurred by the Purchaser in connection with the Seller's activities in removing the Non-Packaging Assets from the Facilities, including (i) any damages sustained to the Facilities, the improvements thereon or the other equipment located at the Facilities, and (ii) repairing the Facilities and the improvements thereon such that they once again can be used by the Purchaser for the purposes for which they were used by the Purchaser prior to the removal of the Non-Packaging Assets.

          (c) On the first business day following the end of the six (6) month period described in Section 3.1(c), the Seller shall post a performance bond in the amount of One Hundred Fifty Thousand Dollars ($150,000) with a Third Party bank or trust company, both the form of bond and institution being acceptable to the Purchaser, to support payment and performance of the Seller's obligations under this Section 3.2.

          (d) The Purchaser shall be permitted, but shall not be obligated, to continue to sell, distribute and import any inventory it has of the Products until such inventory is exhausted.

     3.3 Packaging Equipment. If a Second Closing has not occurred, promptly upon the Purchaser's request and in no event later than the end of the Term, the Packaging Equipment shall be removed from the Facilities by the Seller, at the Seller's cost, in a manner so as to be minimally disruptive to the operations of the Purchaser and to the Purchaser's use and enjoyment of the Facilities, the improvements thereon or the other equipment located at the Facilities. In such event:

          (a) The Seller shall, at its expense, promptly restore the Facilities to good condition and reimburse or pay the Purchaser for any and all reasonable costs and expenses incurred or to be incurred by the Purchaser in connection with the Seller's activities in removing the Packaging Equipment from the Facilities, including (i) any damages sustained to the Facilities, the improvements thereon or the other equipment located at the Facilities, and (ii) repairing the Facilities and the improvements thereon such that they once again can be used by the Purchaser for the purposes for which they were used by the Purchaser prior to the removal of the Packaging Equipment.

          (b) At least three (3) business days prior to the scheduled removal of the Packaging Equipment, the Seller shall post a performance bond in the amount of One Hundred Fifty Thousand Dollars ($150,000) with a Third Party bank or trust company, both the form of bond and institution being acceptable to the Purchaser, to support payment and performance of the Seller's obligations under this Section 3.3.



     3.4 Losses, damage to or destruction of any of the Second Closing Acquired Assets.

          (a) Subject to Section 2.8 of the Asset Purchase Agreement, the Purchaser shall have no liability whatsoever to the Seller with regard to any losses, damage to or destruction of any of the Second Closing Acquired Assets, whenever sustained or occurred, whether during the Term or thereafter. Any insurance held by the Purchaser covering any of the Second Closing Acquired Assets shall be solely for the benefit of the Purchaser and the Seller shall have no claim against such insurance for any loss, damage or destruction of any of the Second Closing Acquired Assets. At no time, whether during the Term or thereafter, shall the Purchaser have any duty whatsoever to care for, keep in good repair, guard from harm or otherwise maintain or protect from any loss, damage or destruction, any of the Second Closing Acquired Assets. The Seller shall take possession of the Second Closing Acquired Assets from the Purchaser "AS-IS", "WHERE-IS". THE PURCHASER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO ANY SECOND CLOSING ACQUIRED ASSETS AND THE SELLER HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          (b) Nothing in this Agreement shall in anyway restrict, limit or impair the Purchaser's rights and remedies under the Security Agreement.

     3.5 Right of First Refusal. At all times after the termination of the Asset

Purchase Agreement, during the Term and until two (2) years following the end of the Term (the "First Refusal Period"), the Purchaser shall have a right of first refusal with respect to the Second Closing Acquired Assets, as provided in this
Section 3.5. Without limiting any other obligation of the Seller set forth in this Agreement, the Asset Purchase Agreement or any Related Agreement, during the First Refusal Period, the Seller shall not sell, assign, lease or otherwise transfer any Second Closing Acquired Assets, or any rights to possess or use any Second Closing Acquired Assets, to any Third Party or authorize or create any obligation to do so other than pursuant to a bona fide good faith offer and without first giving the Purchaser notice in writing of the Seller's intent to do so together with complete copies of all final proposed (unexecuted) contracts with any Third Party relating to same together with all completed exhibits, schedules and descriptions (the "Notice"), and the Purchaser does not elect to enter into any such contract. After receipt of the Notice, the Purchaser shall have a period of up to ninety (90) days to determine whether or not it desires enter into the contracts contained in the Notice relating to what the Seller is proposing to do with the Second Closing Acquired Assets in place of the Third Party counterparty). In the event that the Purchaser does not elect to enter into such contracts within such ninety (90) day period, the Seller may enter into such contracts with any Third Party but only in the form contained within the Notice, and the Seller shall give the Purchaser such evidence as is required by the Purchaser of the Seller's compliance with this Section 3.5.


4.       BANKRUPTCY.

     4.1 The Parties expressly agree that in the event the Seller becomes a debtor under Title 11 of the United States Code, 11 U.S.C. ss. 101, et seq. (the "Bankruptcy Code"), this Agreement shall constitute an executory contract, subject to the provisions of 11 U.S.C. ss. 365.

The Parties further expressly agree and acknowledge that under this Agreement, the Seller "is a licensor of a right to intellectual property" for the purposes of 11 U.S.C. ss. 365(n), and that in the event the Seller becomes a debtor under the Bankruptcy Code, the Purchaser, as licensee, shall be entitled to all of the protections set forth and contained in 11 U.S.C. ss. 365(n).

     4.2 The Parties further expressly agree and acknowledge that: (i) the Purchaser's possession and use of the subject matter of the license granted to the Purchaser (the "Licensee") hereunder, as well as the performance by the Seller (the "Licensor") of its obligations under this Agreement, are necessary to effect the purpose of this Agreement, and the sale of the license granted to the Licensee under this Agreement or the sale of the subject matter of the license granted to the Licensee under this Agreement to any party or entity other than the Licensee would cause irreparable harm to the Licensee; and (ii) in the event of the Licensor's bankruptcy and the rejection of this Agreement under 11 U.S.C. ss. 365, the Licensee may, at the Licensee's option, select a Third Party to undertake the Licensor's obligations under this Agreement without violating any provisions of this Agreement, including, any confidentiality or exclusivity provisions, and the Licensee shall have no liability to the Licensor, and the Licensor shall have no claim against the Licensee in the event that the Licensee elects to have a Third Party undertake the Licensor's obligations under this Agreement upon either or both of the Licensor's bankruptcy and the rejection of this Agreement.


5.       MISCELLANEOUS PROVISIONS

     5.1 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered personally or sent by (a) registered or certified mail, return receipt requested; (b) overnight via a nationally recognized courier service guaranteeing next-day delivery, charges prepaid; or (c) facsimile (with original promptly sent by any of the foregoing manners). Any such notices shall be addressed to the receiving Party at such Party's address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party:

          (a) if to the Seller, to:

                           Halsey Drug Co., Inc.
                           616 N. North Court
                           Palatine, Illinois 60067
                           Fax:  (847) 705-5399
                           Telephone:  (847) 705-7709
                           Attention: President and CEO

                           with a copy to:

                           St. John & Wayne, L.L.C.
                           Two Penn Plaza East
                           Newark, New Jersey 07105
                           Fax:  (973) 491-3555
                           Telephone:  (973) 491-3600
                           Attention:  William P. Oberdorf, Esq.

          (b) if to the Purchaser, to:

                           IVAX Pharmaceuticals New York LLC
                           4400 Biscayne Boulevard
                           Miami, Florida 33137
                           Telephone: (305) 575-4101
                           Facsimile: (305) 575-4105
                           Attention: Rafick Henein

                           with a copy to:

                           IVAX Corporation
                           4400 Biscayne Boulevard
                           Miami, Florida 33137
                           Telephone: (305) 575-6000
                           Facsimile: (305) 575-6049
                           Attention: General Counsel

                           with a copy to:

                           Reed Smith LLP
                           599 Lexington Avenue
                           New York, New York 10022-7650
                           Telephone: (212) 549-0238
                           Facsimile: (212) 521-5450
                           Attention: William R. Griffith, Esq.


All notices shall be effective upon such personal delivery or upon transmission by facsimile, or next business day following delivery to such courier service, or three calendar days after it is sent by such registered or certified mail, as the case may be. Copies shall be sent in the same manner as originals.

     5.2 Descriptive Headings. The descriptive headings in this Agreement are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     5.3 Counterparts. This Agreement may be executed in one or more counterparts, both of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

     5.4 Entire Agreement. This Agreement, the Asset Purchase Agreement and the Related Agreements and the Schedules and Exhibits thereto contain the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither Party shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Asset Purchase Agreement or the Related Agreements.

     5.5 Fees and Expenses. Regardless of whether or not the transactions contemplated by this Agreement are consummated, except as otherwise provided herein each Party shall bear its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

     5.6 Independent Contractors. Nothing contained in this Agreement shall be deemed to constitute a partnership or joint venture between the Seller and the Purchaser, or to constitute one as the agent of the other. The Seller and the Purchaser shall act solely as independent contractors, and nothing in this Agreement shall be construed to give either Party the power or authority, express or implied, to act for, bind, or commit the other Party.

     5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to any applicable principles of conflicts of law.

     5.8 Specific Performance. The Parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy at law or equity.

     5.9 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     5.10 Assignment. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party, provided, however, that the Purchaser may assign its rights under this Agreement to an Affiliate without the consent of the Seller; provided, that such assignment shall not be deemed to release the Purchaser from its obligations hereunder. Any attempted assignment in violation of this Section 5.10 shall be void.

     5.11 Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto, their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     5.12 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

     5.13 Consent to Jurisdiction. Each of the Purchaser and the Seller irrevocably submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of Florida, for the purposes of any suit, action or other proceeding arising out of this Agreement, any Related Agreement or any transaction contemplated hereby or thereby. Each of the Purchaser and the Seller agrees to commence any such action, suit or proceeding either in the U.S. District Court for the Southern District of Florida or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Courts of the State of Florida. Each of the Purchaser and the Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Florida with respect to any matters to which it has submitted to jurisdiction in this Section
5.13. Each of the Purchaser and the Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Related Agreement or the transactions contemplated hereby and thereby in the U.S. District Court for the Southern District of Florida, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     5.14 Waiver of Jury Trial.

          EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED INSTRUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE RELATED AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.14.

     5.15 Attorney Fees. A Party in breach of this Agreement shall, on demand, indemnify and hold harmless the other Party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other Party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other Party may be entitled.

     5.16 Interpretation.

          (a) In the event an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

          (b) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (B) any reference to any Laws herein shall be construed as referring to such Laws as from time to time enacted, repealed or amended; (C) any reference herein to any Person shall be construed to include the Person's successors and assigns; (D) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (E) all references herein to Sections, Exhibits or Schedules shall be construed to refer to Sections, Exhibits and Schedules of this Agreement.

     5.17 Joint and Several Obligations; Interpretation of "Seller".

         Halsey and Axiom shall be jointly and severally liable for the obligations of the Seller and of each other under this Agreement and all of the Related Agreements. Each reference to the phrase "the Seller" or "Seller" in this Agreement or any Related Agreement to which Halsey and Axiom are both parties shall be deemed to read as meaning "Halsey" as well as "Axiom".

                     [The next page is the signature page.]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.




                        HALSEY DRUG CO., INC.


                        By:             /s/ Andrew D. Reddick
                                     -----------------------------------
                        Name:        Andrew D. Reddick
                        Title:       President and CEO


                        AXIOM PHARMACEUTICAL CORPORATION


                        By:             /s/ Andrew D. Reddick
                                     -----------------------------------
                        Name:        Andrew D. Reddick
                        Title:       President and CEO


                        IVAX PHARMACEUTICALS NEW YORK LLC

                        By:             /s/ Jordan Siegel
                                     ------------------------------------------
                        Name:        Jordan Siegel
                        Title:       Vice President


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